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                               FDP Series, Inc.
                               ----------------

                   Franklin Templeton Total Return FDP Fund
                                 (the "Fund")

77D(g)

Policies with respect to security investments

EFFECTIVE NOVEMBER 18, 2015, THE FOLLOWING CHANGES WERE MADE TO THE FUND'S SUMMARY PROSPECTUS AND PROSPECTUS, AS APPLICABLE:

THE SECTION OF THE SUMMARY PROSPECTUS ENTITLED "KEY FACTS ABOUT FRANKLIN TEMPLETON TOTAL RETURN FDP FUND -- PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" AND THE SECTIONS OF THE PROSPECTUS ENTITLED "FUND OVERVIEW -- KEY FACTS ABOUT FRANKLIN TEMPLETON TOTAL RETURN FDP FUND -- PRINCIPAL INVESTMENT STRATEGIES OF THE FUND" AND "DETAILS ABOUT THE FUNDS -- HOW EACH FUND INVESTS -- FRANKLIN TEMPLETON TOTAL RETURN FDP FUND -- PRINCIPAL INVESTMENT STRATEGIES" WERE AMENDED TO ADD THE FOLLOWING:

The Fund may invest up to 15% of its net assets in collateralized debt obligations ("CDOs"), which include collateralized loan obligations ("CLOs"). CDOs are types of asset-backed securities. CLOs are ordinarily issued by a trust or other special purpose entity and are typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer.

THE SECTION OF THE SUMMARY PROSPECTUS ENTITLED "KEY FACTS ABOUT FRANKLIN TEMPLETON TOTAL RETURN FDP FUND -- PRINCIPAL RISKS OF INVESTING IN THE FUND" AND THE SECTION OF THE PROSPECTUS ENTITLED "FUND OVERVIEW -- KEY FACTS ABOUT FRANKLIN TEMPLETON TOTAL RETURN FDP FUND -- PRINCIPAL RISKS OF INVESTING IN THE FUND" WERE AMENDED TO ADD THE FOLLOWING AS A PRINCIPAL RISK:

COLLATERALIZED DEBT OBLIGATIONS RISK -- In addition to the typical risks associated with fixed income securities and asset-backed securities, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs;
(vii) risk of forced "fire sale" liquidation due to technical defaults such as coverage test failures; and (viii) the CDO's manager may perform poorly. In addition, investments in CDOs may be characterized by the Fund as illiquid securities.

THE SECTION OF THE PROSPECTUS ENTITLED "DETAILS ABOUT THE FUNDS -- INVESTMENT RISKS -- PRINCIPAL RISKS OF INVESTING IN A FUND" WAS AMENDED TO ADD THE FOLLOWING AS A PRINCIPAL RISK:

COLLATERALIZED DEBT OBLIGATIONS RISK (FRANKLIN TEMPLETON FUND) -- In addition to the typical risks associated with fixed income securities and asset-backed securities, CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default or decline in value or be downgraded, if rated by a nationally recognized statistical rating organization; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced "fire sale" liquidation due to technical defaults such as coverage test failures; and (viii) the CDO's manager may perform poorly. In addition, investments in CDOs may be characterized by the Fund as illiquid securities.

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EFFECTIVE NOVEMBER 18, 2015, THE FOLLOWING CHANGES WERE MADE TO THE FUND'S
STATEMENT OF ADDITIONAL INFORMATION:

THE SECTION OF THE STATEMENT OF ADDITIONAL INFORMATION ENTITLED "INVESTMENT OBJECTIVES AND POLICIES -- FRANKLIN TEMPLETON TOTAL RETURN FDP FUND" WAS AMENDED TO ADD THE FOLLOWING:

The Fund may invest up to 15% of its net assets in collateralized debt obligations ("CDOs"), which include collateralized loan obligations ("CLOs"). CDOs are types of asset-backed securities. CLOs are ordinarily issued by a trust or other special purpose entity and are typically collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans, held by such issuer.